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                                                                   EXHIBIT 10.40

                          SUBSCRIPTION SERVICE ADDENDUM

      THIS SUBSCRIPTION SERVICE ADDENDUM ("Addendum") TO THE VENDOR AGREEMENT, dated 9-27-05 ("VA") is made effective as of 9-27-05 2005, by and between BEST BUY STORES, L.P., a Virginia limited partnership, with offices at 7601 Penn Avenue South, Richfield, Minnesota 55423 ("Dealer") and CLEARWIRE LLC, a Nevada limited liability company, with offices at 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033 ("Vendor"). Dealer and Vendor may each be referred to herein as "Party" or together may be referred to as "Parties", as appropriate.

                                    RECITALS:

      WHEREAS, Vendor is a provider of wireless broadband service and is duly authorized by all applicable regulatory agencies to provide such services in its service areas; and

      WHEREAS, Dealer is a nationwide specialty retailer of various products, including without limitation consumer electronics, personal computers, entertainment software, appliances, and internet connectivity and content products and services; and

      WHEREAS, Vendor and Dealer each wish to enter into this Addendum to the Agreement to provide for the Marketing and sale of Vendor Services through Dealer's Sales Channels.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1. DEFINITIONS:

1.1 ACTIVATION OR ACTIVATED: Means Vendor's initiation of Services in Equipment that is owned or leased by a Member.

1.2 ACTIVATION COMMISSION: Activation Commission shall have the meaning described in Exhibit C.

1.3 AFFILIATE: Affiliate of a Party shall mean an entity that directly or indirectly controls, is controlled by, or is under common control with such Party.

1.4 ADDENDUM: Addendum shall mean this Subscription Service Addendum, including the Exhibits attached hereto and any amendment, addendum, Exhibit or schedule later executed by authorized representatives of the Parties.

1.5 COMPETITORS: Competitors, with respect to Dealer's competitors, shall mean any physical or on-line retailer selling Vendor services similar to those offered through the Sales Channels, including Vendor and its Affiliates.

1.6 CONFIDENTIAL INFORMATION: Confidential Information shall have the meaning described in Section 13 of the VA.

1.7 CURRENT SERVICES: Current Services shall mean those broadband wireless services provided by Vendor to its customers that Dealer may Market through the Sales Channels, with mutually agreed upon Activation Commissions or other compensation arrangements, as set forth in Exhibit C.

1.8   CUSTOMER DATA: Customer Data shall have the meaning described in Section
      10.

1.9 DEALER MARKS: Dealer Marks shall mean trademarks, service marks, trade names, logos and other brand marks and names used by Dealer for purposes of identifying itself.

1.10 EQUIPMENT: Means the Vendor-approved communications equipment needed by a Member to use the Services.

1.11 FUTURE SERVICES: Future Services shall mean services offered by Vendor, either now or in the future, other than those Current Services identified in Exhibit C.

1.12 MARKET: Market (and all other forms of the word, such as "Marketing") shall mean promoting the sale of the Services through efforts within the Sales Channels, and marketing efforts through advertising and other means, in an effort to sell the Services.

1.13  MARKS: Marks shall mean collectively the Vendor Marks and the Dealer
      Marks.

1.14 MEMBER: Member shall mean those consumers who initiate a transaction and subscribe as a customer of Vendor for a Current Service through a Sales Channel in accordance with the Vendor requirements described on Exhibit F. A Member shall continue to be a Member for so long as the Member continues to subscribe to the

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      Service. Any Current Service reinstated by a former Member within thirty
      (30) days after interruption in such Current Service, which is reinstated either through a Sales Channel or a sales channel internal to Vendor, shall result in such person continuing to be a Member.

1.15 PUBLISHED RATES: The rates that Vendor publishes in its rate plan brochures, or other Vendor documentation, as revised from time to time.

1.16 SALES CHANNELS: Sales Channels shall mean Selected Dealer Stores and other channels through which the Parties agree to Market and sell the Current Services, including (a) the Selected Dealer Stores, (b) BestBuy.com and other Dealer Affiliates, and (c) a "1-800" number to be designated by the Parties for Members and potential Members. The Parties do not intend to use the channels described in clauses (b) and (c) of this Section 1.16 until they execute a separate agreement with respect to those channels.

1.17 SELECTED DEALER STORES: Selected Dealer Stores are the retail stores of Dealer listed on Exhibit A.

1.18 SERVICES: Services shall mean the Current Services and Value Added Enhancements.

1.19  TERM: Term shall have the meaning described in Section 6.1.

1.20 VALUE ADDED ENHANCEMENTS: Value Added Enhancements shall mean those enhancements to Current Services mutually agreed upon by the Parties and developed by Vendor.

1.21 VENDOR MARKS: Vendor Marks shall mean any and all trademarks, service marks, trade names, designs, logos and other brand marks, names and insignia owned or used by Vendor or its Affiliates in connection with identifying themselves, their products, their business units or otherwise.

2. CHANNEL CONTROL; CUSTOMER PROTECTION.

2.1 NO INDUCEMENT TO CANCEL. In consideration and recognition of (1) Vendor's grant to Dealer of the right to use the Vendor Marks on the terms stated in this Addendum and the great value of the goodwill associated with Dealer's ability to use the Marks, which rights and value are not available to distributors generally, (2) the right of Dealer to advertise affiliation with Vendor as an authorized representative of Vendor, (3) the value of specialized, technical knowledge of the broadband wireless industry, and of the Equipment and the Services, imparted by Vendor to Dealer from time to time, and (4) Dealer's access to Vendor's Confidential Information and trade secret information on the terms stated in this Addendum, Dealer will not (and Dealer will not permit its officers, directors, key employees, principals, any Sub-Representative, any Affiliate of Dealer or any Person owning a controlling interest in Dealer or an Affiliate of Dealer to), during the Term of this Addendum, and for a period of two years thereafter, produce, publish, or make available, advertising or marketing materials specifically targeting Members suggesting or inducing them to cancel their Service and purchase wireless broadband services from a provider other than Vendor. Notwithstanding the foregoing, nothing contained herein is intended to limit or restrict Dealer's general marketing and advertising.

2.2 NO OTHER USE OF VENDOR TECHNOLOGY. During the Term of this Addendum, Dealer will not, through any Sales Channel (including, but not limited to, Selected Dealer Stores, as updated from time to time), sell any wireless broadband services or equipment that include, incorporate or rely upon any Vendor Equipment, Marks, intellectual property or Services, except for sales of the Services to Members in accordance with the terms of this Addendum.

3. NO MINIMUM COMMITMENT. Despite anything to the contrary contained in this Addendum, nothing in this Addendum shall be construed to provide that any minimum amount of the Current Services, Future Services, Value Added Enhancements, or Welcome Kits shall be Marketed or sold through the Sales Channels.

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4. DUTIES AND RESPONSIBILITIES OF PARTIES.

4.1     Marketing, Pricing and Sale of the Current Services.

4.1.1 MARKETING. Dealer shall offer and Market the Services in the Sales Channels pursuant to the terms of this Addendum, and Vendor shall provide the Services as set forth in this Addendum. Dealer will use commercially reasonable efforts to promote and sell the Services consistent with Dealer's internal sales, marketing and merchandising plans as may be amended from time to time, and consistent with the requirements of Section 9.1. Dealer has the right to establish and customize, at its discretion, Marketing efforts related to the Services, provided that Dealer complies with its obligations under this Addendum.

4.1.2 MARKET MAKER CAMPAIGN. Dealer will use its commercially reasonable efforts (consistent with the requirements of Section 9.1) during the Term of this Addendum to initiate, promote and manage the "Dealer Market Maker Campaign" more specifically described on the attached Exhibit B and incorporated herein by this reference. The fees or payments related to the Dealer Market Maker Campaign are described in Exhibit C attached hereto.

4.1.3   Reserved.

4.1.4 CUSTOMER SERVICES. Dealer will direct all Members who request troubleshooting assistance, or assistance with Activation or warranty issues, or who have problems with the Equipment, to make contact with Vendor's customer service department either through appropriate links at www.clearwire.com or by calling Vendor at its toll-free number.

4.1.5 COMPLIANCE WITH POLICIES; ACCESS. Dealer agrees to maintain operations and follow procedures that are in substantial compliance with the policies and requirements specified on Exhibit F. Subject to a separate written agreement and associated processes and guidelines, Dealer will allow Vendor reasonable access to Selected Dealer Stores.

4.1.6   Reserved.

4.1.7   Reserved.

4.1.8   Reserved.

4.1.9   Reserved.

4.1.10 DEALER CODES. Dealer agrees that it will not allow any other Person to use its Dealer code(s) or other identifying numbers provided by Vendor.

4.1.11 STANDARD OF CONDUCT. Dealer will conduct any and all activities in connection with this Addendum in compliance with all applicable laws and regulations, consistent with the highest standards of fair trade, fair competition and business ethics. Further, Dealer will represent the Services fairly and make no false or misleading representations regarding the Services, and will not engage in any illegal, deceptive, misleading, unethical or improper acts in performing its duties under the Agreement.

4.1.12 NOTICE OF EVENTS. Dealer will notify Vendor in writing immediately upon the occurrence of any of the following events that arise in connection with or related to Vendor, the Services or the Equipment:

        (1) suit or proceeding initiated against Dealer;

        (2) written claim or demand; and

        (3) any investigation of Dealer by any governmental authority.

4.1.13 USE OF VENDOR MARKS. Dealer will use Vendor's Marks in accordance with the terms, conditions and guidelines set forth on Exhibit D attached hereto.

4.1.14 VENDOR PROMOTION. Vendor may (i) promote Dealer's Marketing of the Current Services and the sale of the Current Services and the Equipment and Value Added Enhancements, and (ii) support Dealer's branding efforts via Vendor's agreed upon marketing channels.

4.1.15 PRICING FOR SERVICES. Prices paid by Members for the Services shall not be greater than the prices paid by subscribers to the Current Services through any Dealer Competitor, other than prices paid by employees

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        of Vendor or its Affiliates or employees of Vendor's marketing or distribution partners. The parties acknowledge that Service pricing may vary geographically and that the foregoing parity language is not intended to reflect or require a national standard. Vendor shall use commercially reasonable efforts to notify Dealer of any changes in prices at least sixty (60) days prior to the effective date of the change; provided however that failure to provide such notice despite reasonable efforts shall not constitute a breach of this Addendum. In no event, however, will such notice be less than the notice provided by Vendor to any Dealer Competitor. Notwithstanding the above, the Parties agree that Vendor sets the prices for Services in its sole and absolute discretion. Dealer shall not vary the Published Rates or any terms of the Services.

4.1.16 SERVICE AVAILABILITY DATABASE. Vendor will provide access to Vendor's service availability database to assist Dealer with the registration of Members. The sale of the Current Service will occur through Vendor and be finalized by Vendor. Vendor shall have the sole right in its discretion to reject the enrollment of any customer submitted by Dealer to Vendor for the Current Services. No contract between Vendor and a customer shall exist until the customer is accepted and approved by Vendor, and a Current Service is Activated.

4.1.17 INVENTORY. Dealer will make commercially reasonable efforts to maintain an inventory of Equipment sufficient to meet reasonable, anticipated demand from Members.

4.1.18 FUTURE SERVICES. The Parties anticipate that Future Services may become available for Marketing after the date of this Addendum and that such Future Services, and the compensation related to those Future Services, may become part of this Addendum. Vendor will notify Dealer of any changes in such prices at least sixty (60) days prior to the commercial launch of such Future Service provided however that failure to provide such notice despite reasonable efforts shall not constitute a breach of this Addendum. Exhibit C shall be amended from time to time to include any Future Service that is re-designated as a Current Service under this Addendum and the agreed upon compensation arrangements related thereto.

4.1.19 BILLING, INSTALLATION, SERVICE AND SUPPORT. Vendor will be responsible for billing Members for the Services and collecting payment for the Services from the Members as it determines in its sole discretion. Dealer will refer billing and service questions regarding the Current Services to Vendor. Dealer shall have no right or obligation to bill or collect from a Member any money or charges for Services, unless otherwise agreed to in writing by the Parties. Vendor shall also be responsible for providing the installation, service and support of the Services. Upon Activation of a particular Member in accordance with Vendor's Activation procedures, such Member will become a customer of Vendor and Dealer shall have no responsibility with respect to billing or provision of Service.

4.1.20 VALUE ADDED ENHANCEMENTS. From time-to-time, Vendor and Dealer shall discuss and may mutually agree upon Value Added Enhancements to be bundled with the Current Services or offered separately by Dealer through the Sales Channels.

4.1.21 SERVICE INFORMATION AND TRAINING. Vendor shall provide to Dealer information that is accurate and updated in a timely manner about Services' features, functionality, and offers and promotions including accurate descriptions of the Current Service price plan options and the benefits of such offers, plans or promotions, for Dealer to use as it Markets the Services to interested customers. In addition, Vendor shall provide Dealer with prior written notice at least *** before there are any changes in Service features, pricing, promotions, offers, service and support packages or technology and such notice shall describe the changes, provided however that failure to provide such notice despite reasonable efforts shall not constitute a breach of this Addendum. Vendor will also provide Dealer, at no charge, with an adequate number of copies of any necessary training and product information brochures and will assist with the training of Dealer personnel on Dealer's premises, at no charge, as mutually agreed, in order that Dealer's sales force will be adequately knowledgeable about the Services.

4.1.22 VENDOR GUIDELINES. Vendor will use commercially reasonable efforts to comply, to the extent permitted under applicable regulatory requirements, with Dealer's vendor, reporting and information system requirements, specification and guidelines in accordance with the provisions of Exhibits F and G.

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5. COMPENSATION

5.1 PAYMENT. Vendor agrees to pay Dealer the Activation Commissions in the amounts and at the times described in Exhibit C.

5.2 OTHER DISTRIBUTORS. Dealer acknowledges that the compensation paid by Vendor and other terms and conditions applicable to adding Members to Vendor's Services may vary among representatives and other distributors of Vendor's Services in Vendor's sole discretion. Dealer agrees that it will have no claim against Vendor as a result of any such variation.

5.3 LATE FEES; OFFSETS. If Vendor fails to make any required payment within thirty days following the due date, except to the extent such payment is disputed by Vendor in good faith, with written notice of the dispute to Dealer, it will pay to Dealer a late fee equal to the lesser of *** of the amount of the delinquent payment (including unpaid late fees), or the highest amount allowed by law, for each month such payment is not made. The Parties further agree that, regardless of whether this Addendum is in effect or not, any past due monies owed by one Parry to the other under this Addendum, may be offset against other amounts due to the paying Party.

6. TERM, TERMINATION AND DEFAULT.

6.1 TERM. This Addendum shall commence on the date hereof and shall continue for *** ("Initial Term"). After the Initial Term, this Addendum shall automatically renew for up to *** terms ("Renewal Term"), unless terminated by either Party upon written notice provided at least *** days prior to the expiration of the Initial Term or any Renewal Term. The Initial Term and Renewal Term(s) may be collectively referred to herein as the "Term." Vendor's obligations to make Activation Commission and Residual Payments (as described in Exhibit C) to Dealer shall survive any expiration or termination of this Addendum only as provided in Exhibit C. Notwithstanding the foregoing, termination of the Vendor Agreement between the parties shall constitute termination of this Addendum.

6.2 EVENT OF DEFAULT. In the event that any of the following (hereinafter referred to as an "Event of Default") occurs:

6.2.1 either Party, at any time, fails to perform any of their respective "material obligations" set forth in this Addendum; or

6.2.2 a receiver of any property of either Party shall be appointed in any action, suit or proceeding by or against such Party;

then upon the occurrence of such Event of Default the non-defaulting Party may give written notice of such Event of Default to the Defaulting Party who shall have thirty (30) days to cure such Event of Default. If such breach is not cured within 30 days of the Defaulting Party's receipt of written notice adequately describing such breach, then the non-defaulting Party may immediately terminate this Addendum upon notice but without further obligation and without incurring any liability for such termination. For purposes of this Section 6.2, and for purposes of clarification and not of limitation, Dealer's obligation set forth in Sections 4.1.1 and 4.1.2 shall be considered "material obligations."

7. SURVIVAL. The provisions of Sections 1, 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 18, Exhibit C, and those other provisions that by their nature are intended to survive, shall survive any termination or expiration of this Addendum.

8. PROPRIETARY RIGHTS.

8.1 OWNERSHIP. All rights, title and interests in the Vendor Marks and other intellectual property rights of Vendor are and shall remain the property of Vendor. All rights, title and interests in the Dealer Marks and other intellectual property rights of Dealer are and shall remain the property of Dealer.

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8.2   LICENSE FOR VENDOR MARKS. Vendor grants Dealer a non-exclusive, royalty free, revocable license to use, copy, affix, reproduce and display, during the Term of this Addendum, only those Vendor Marks identified in writing by Vendor to Dealer for use in connection with the performance of Dealer's obligations under this Addendum; provided, however, that such use is subject to written approval by Vendor and in compliance with Vendor's rules and procedures relating to the Vendor Marks as described and attached as Exhibit D. In the event Vendor's rules and procedures are changed and Dealer has existing Marketing ads and other such collateral in use, Vendor will use commercially reasonable efforts to provide Dealer with ninety (90) days notice of such changes. Vendor will provide Dealer with an account manager that will serve as Dealer's single point of contact for all questions regarding the use of Vendor's Marks. In no event will Dealer be required to obtain written approval for advertising materials.

8.3 LICENSE FOR DEALER MARKS. Dealer grants Vendor a non-exclusive, royalty free, revocable license to use, copy, affix, reproduce and display, during the Term of this Addendum, any and all of the Dealer Marks in connection with the performance of Vendor's obligations under this Addendum; provided, however, that such use is in compliance with Dealer's rules and procedures relating to the Dealer Marks as outlined on Dealer's extranet site www.extendingtbereach.com.

8.4 CHALLENGES. Dealer will not challenge the title or any rights of Vendor (or other owners of the Marks) in and to the Marks either during the Term of this Addendum or thereafter.

8.5 PROTECTION OF MARKS. Dealer agrees to assist Vendor at Vendor's request, and Vendor agrees to reimburse Dealer for all associated reasonable and necessary costs incurred by Dealer at Vendor's request in connection with this Addendum, to protect Vendor's rights to the Marks. Vendor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Dealer or join Dealer as a party to this Addendum for such purposes. When known by Dealer, Dealer will promptly notify Vendor in writing of any infringements or imitations by others of the Marks. Vendor will have the sole right to determine whether any action will be taken on account of any such infringements or imitations. Dealer will not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Vendor.

9. MUTUAL OBLIGATIONS.

9.1 STANDARD OF CARE. In connection with the performance by the Parties of their respective obligations under this Addendum, each Party shall employ a standard of care, skill, and diligence consistent with the highest professional standards practiced in the Parties' respective industries. Each Party's personnel shall adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings under this Addendum or related to the Marketing, sale, service and support of the Current Services program provided hereunder. Each Party's personnel, delegates and subcontractors shall be courteous, respectful, and professional with customers, employees, and suppliers.

9.2 LICENSES AND PERMITS. Each Party shall, at its sole cost and expense, have the sole responsibility to (i) obtain all applicable licenses, permits and other authorizations necessary to perform its obligations under this Addendum and (ii) ensure that all aspects of the Services provided by either Party to Dealer's customers or to Members under this Addendum, and the obligations of each Party under this Addendum, are performed in compliance with all applicable laws, ordinances, rules and regulations.

9.3 RIGHT TO AN AUDIT. Either Party shall, within *** of the written request of the other Party, provide to the requesting Party an accounting of sales of Current Services to Members during the Term of this Addendum. Throughout the Term of this Addendum and for a period of two years following its termination, each Party shall also have the right to inspect, audit and copy the other Party's books and records directly relating to the sale of the Current Services to Members upon thirty (30) days prior written notice at the sole cost of the party conducting or representing the audit and not more than twice in any 12 month period. The audited Party will use commercially reasonable efforts to cooperate with the auditing party or their representatives performing such audit and shall give them full access to all of their books and records directly related to sale of the Services to Members. In the event that such Audit reveals

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an underpayment greater than 5% the underpaying party agrees to pay for the reasonable costs of the audit in addition to making appropriate payment to address the underpayment.

9.4 RECONCILIATION: Dealer and Vendor agree that it is to the best interest of both Parties to follow a timely and periodic reconciliation process to determine any compensation disputes and secure resolution. Vendor agrees to respond to Dealer compensation disputes within 30 days, including the result and Vendor's reasons. Should Vendor be unable to comply with the 30-day response period, it will inform Dealer as to the reasons and also a revised date upon which the results can be expected. This Section 9.4 is not intended to supersede any other post audit rights currently in existence.

10. CUSTOMER DATA.

10.1 DEFINITION OF "CUSTOMER DATA".     ***

10.3 SHARING OF CUSTOMER DATA. Subject to applicable law, each Party agrees to provide the other with Customer Data obtained from or about Members as may be reasonably requested from time to time by a Party solely for purposes of confirming compliance with a Party's obligations described this Addendum.

11. REPRESENTATIONS AND WARRANTIES.

11.1 REPRESENTATIONS AND WARRANTIES OF VENDOR. Vendor represents, warrants and covenants to Dealer as follows:

11.1.1 Vendor, through itself or its Affiliates, has the authority to enter into and perform its obligations under this Addendum and the person(s) signing this Addendum on behalf of it are authorized to execute this Addendum and bind Vendor.

11.1.2 Vendor, through itself or its Affiliates, is the sole owner of or has the authority to use, license and sub-license all proprietary rights in and relating to the Vendor Marks, including all copyright, trademark, service mark, trade secret and other intellectual property rights, and the use by Dealer of the Vendor Marks in compliance with this Addendum will not infringe on or otherwise interfere with the rights of any third party.

11.1.3 Vendor, through itself or its Affiliates, has all applicable licenses, permits and other authorizations necessary to perform its obligations under this Addendum and sell the Services and its performance of its obligations under this Addendum (whether through itself, its employees, representatives, designees, agents or any other person or entity performing Vendor's obligations) shall at all times be in compliance with all applicable laws, ordinances, rules and regulations and shall not infringe on any right of any third party.

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11.2    REPRESENTATIONS AND WARRANTIES OF DEALER. Dealer represents warrants and covenants to Vendor as follows:

11.2.1. Dealer, through its Affiliates, has the authority to enter into and perform its obligations under this Addendum and the person(s) signing this Addendum on behalf of it are authorized to execute this Addendum and bind Dealer.

11.2.2. Dealer is the sole owner of or has the authority to use, license and sublicense all proprietary rights in and relating to the Dealer Marks, including all copyright, trademark, service mark, trade secret and other intellectual property rights and the use by Vendor of the Dealer Marks in compliance with this Addendum will not infringe on or otherwise interfere with the rights of any third party.

11.2.3. Dealer, through its Affiliates, has all applicable licenses, permits and other authorizations necessary to perform its obligations under this Addendum and its performance of its obligations under this Addendum (whether through itself, its employees, representatives, designees, agents or any other person or entity performing Dealer's obligations) shall at all times be in compliance with all applicable laws, ordinances, rules and regulations and shall not infringe on any right of any third party.

12. INDEMNIFICATION. In addition to the indemnity obligations contained in the Agreement the Parties agree as follows:

12.1 VENDOR'S INDEMNIFICATION. Vendor shall indemnify, defend and hold harmless, Dealer, its Affiliates and its and their respective officers, directors, employees and agents from and against any and all losses, costs, obligations, liabilities, damages, actions, suits, causes of action, claims, subpoenas demands, settlements, judgments, and other expenses, (including but not limited to cost of defense, settlement, and reasonable attorney's fees) of whatever type or nature, including, but not limited to, damage or destruction to property, injury (including death) to any person or persons, which are asserted against, incurred, imposed upon or suffered by Dealer by reason of, or arising from (1) performance or the failure of Vendor (or any of its officers, directors, employees, agents, delegates or subcontractors) to perform under the terms of this Addendum, (2) the breach of this Addendum by Vendor (or any of its officers, directors, employees, agents, delegates or subcontractors), (3) the violation of any law, rule, regulation or authority by Vendor (or any of its officers, directors, employees, agents, delegates and subcontractors), and (4) the acts or omissions of Vendor (or any of its officers, directors, employees, agents, delegates and subcontractors) relating to the scope of the Addendum, including but not limited to claims relating to alleged infringement by Vendor or its Affiliates of third party patent, copyright, trademark or other proprietary rights.

12.2 DEALER'S INDEMNIFICATION. Dealer shall indemnify, defend and hold harmless, Vendor, its Affiliates and their respective officers, directors, managers, employees and agents from and against any and all losses, costs, obligations, liabilities, damages, actions, suits, causes of action, claims, subpoenas demands, settlements, judgments, and other expenses, (including but not limited to cost of defense, settlement, and reasonable attorney's fees) of whatever type or nature, including, but not limited to, damage or destruction to property, injury (including death) to any person or persons, which are asserted against, incurred, imposed upon or suffered by Vendor by reason of, or arising from (1) performance or the failure of Dealer (or any of its officers, directors, employees, agents, delegates or subcontractors) to perform under the terms of this Addendum, (2) the breach of this Addendum by Dealer (or any of its officers, directors, employees, agents, delegates or subcontractors), (3) the violation of any law, rule, regulation or authority by Dealer (or any of its officers, directors, employees, agents, delegates and subcontractors), and (4) the acts or omissions of Dealer (or any of its officers, directors, employees, agents, delegates and subcontractors) relating to the scope of the Addendum, including but not limited to claims relating to alleged infringement by Dealer or its Affiliates of third party patent, copyright, trademark or other proprietary rights.

12.3 WAIVER OF DAMAGES. Dealer and Vendor mutually agree that except in the case of gross negligence, willful misconduct, breach of confidentiality, Indemnification, or infringement by one party of the other party's intellectual property, neither party will have any liability to the other party for any punitive, special, consequential, incidental, or indirect damages, or lost profits or revenues arising from or relating to this Addendum, the Services, or the Equipment, even if advised of the possibility of such damages.

13. WAIVER OF LIENS. The Parties hereby waive and relinquish any and all materialman's, mechanics, workman's and other liens, statutory or otherwise, upon the property of the other Party's customer.

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

14. PRESS RELEASES. Either Party may, in its sole discretion, issue an initial separate or joint press release relating to this Addendum, provided that the releasing Party must obtain the prior written approval of the non-releasing Party. Either Party may use the name of such other Party in a press release or public announcement(s) relating to the rights and obligations set forth in this Addendum and/or the relationship established by this Addendum; provided that neither Party shall issue any such press release or make any such public announcement(s), except for general statements in a Party's marketing material identifying that a Vendor/Dealer relationship exists between the Parties, without the express prior written consent of the other Party.

15. RELATIONSHIP OF PARTIES. The Parties to this Addendum are independent contractors and neither Party shall be deemed an agent, representative, or partner of the other Party. This Addendum shall not be interpreted or construed to create an association, agency, joint venture or partnership, employment, franchise or agency relationship between the Parties nor shall it be interpreted or construed to impose any liability attributable to such a relationship upon either Party. Neither Party shall have any right, power or authority to enter into any Addendum of or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. Dealer acknowledges that this is a non-exclusive agreement with respect to Vendor. Vendor expressly reserves the right, without obligation or liability to Dealer, to market and sell the Services, the Equipment, and any other products and services in the same area served by Dealer, whether through Vendor's own stores or representatives or through others, including, but not limited to, other authorized representatives, dealers, resellers, distributors, and retailers.

16.     DISCLAIMER.

16.1 NO MINIMUM REFERRALS. VENDOR ACKNOWLEDGES THAT DEALER DOES NOT GUARANTEE ANY MINIMUM NUMBER OF REFERRALS OF CUSTOMERS FOR THE SERVICES AND DOES NOT GUARANTEE ANY MINIMUM AMOUNT OF REVENUES TO VENDOR UNDER THIS ADDENDUM. SIMILARLY, DEALER ACKNOWLEDGES THAT VENDOR DOES NOT GUARANTEE ANY MINIMUM NUMBER OF SALES TO MEMBERS FOR WHICH VENDOR WILL PAY COMMISSIONS TO DEALER UNDER THIS ADDENDUM.

17.     MISCELLANEOUS.

17.1 DELEGATION, SUBCONTRACTING. Each Party shall be solely responsible for the conduct of all its agents, subcontractors and transferees. Any delegation, subcontracting or transferring of duties, obligations or services shall in no way modify or affect the duties of Vendor or Dealer under this Addendum. Subject to the foregoing, this Addendum shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

17.2 ASSIGNMENT. This Addendum may not be assigned by either Party without first obtaining the other Party's express written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign this Addendum without obtaining the other Party's express written consent, but only after written notice to the other Party (i) to a purchaser of all or substantially all of the Party's assets or a majority or controlling interest in such Party's voting stock, provided that the purchaser's net worth at the time of purchase is equal to or greater than that of the Party that seeks to assign the Addendum, and further provided that the purchaser is not a competitor of the non-assigning Party; or (ii) to a present or future Affiliate.

17.3 GOVERNING LAW. This Addendum shall be governed, construed and interpreted in accordance with the laws of the State of New York. The parties hereby waive their respective rights to trial by jury.

17.4 Amendments. This Addendum may not be modified except by a writing referencing this Addendum and signed by the Parties.

17.5 CONSTRUCTION. The headings contained herein are for the convenience of reference only and are not of substantive effect Whenever necessary or proper herein, the singular imports the plural or vice versa, and masculine, feminine and neuter expressions are interchangeable. This Addendum incorporates provisions, comments and

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

suggestions proposed by both Dealer and Vendor. No ambiguity or omission in this Addendum shall be construed or resolved against either Dealer or Vendor on the ground that this Addendum, or any of its provisions were drafted or proposed by Dealer or Vendor.

17.6 SEVERABILITY. If any provision herein shall be deemed or declared unenforceable, invalid or void by a court of competent jurisdiction, the same shall not impair any of the other provisions contained herein which shall be enforced in accordance with their respective terms.

17.7 REMEDIES; WAIVER. No failure or delay by either Party hereto to exercise any right, power or privilege provided hereunder or under the Addendum or by applicable law shall operate as a waiver (hereof; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof of the exercise of any other right, power or privilege. The remedies provided herein shall be cumulative and shall not be exclusive of any rights or remedies provided by law.

17.8 COUNTERPARTS/FACSIMILE COPIES. THIS Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but which collectively will constitute one and the same instrument Facsimile copies of the fully executed Addendum shall be effective, and the Parties will execute and return original signature Addendums as soon as reasonably possible.

IN WITNESS WHEREOF, the Parties have executed this Subscription Service Addendum as of the date first above written.

          CLEARWIRE LLC                            BEST BUY STORES, L.P.
-------------------------------------     --------------------------------------

Signed: /s/ Ben Wolff                     Signed: /s/ Daniel Moc
        ---------------                           -----------------
Print Name: BEN WOLFF                     Print Name: Daniel Moc

Title: EXECUTIVE VICE PRESIDENT           Title: VP. Vendor Mgmt.

Date: 10-3-05                             Date: 10-5-05

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
                                   EXHIBIT A
                                    SELECTED
                                 DEALER STORES

This Exhibit A sets forth the Selected Dealer Stores in which Dealer is authorized to Market the Services. Vendor and Dealer agree that this Exhibit A shall be amended from time to time by the Parties and that Vendor will notify Dealer when additional Dealer store locations become available for Marketing as well as when Selected Dealer Stores are no longer available for Marketing due to changes in the geographic coverage of the Current Services.. Vendor shall give Dealer at least [***} prior written notice of such changes. If Dealer removes a store from this Exhibit A for any reason other than a breach of this Addendum by Vendor, Dealer will immediately pay Vendor *** for each such store that is removed by Dealer, unless Dealer substitutes for each removed store a reasonably equivalent store that is approved by Vendor (such approval not to be unreasonably withheld by Vendor). Dealer shall consult with Vendor prior to any changes to the list of stores on this Exhibit A. If Vendor deactivates a particular market, and Dealer removes from this Exhibit A the store or stores in that market, Dealer will be entitled to retain the *** Store Fee for each such store that is removed from this Exhibit A.

In addition, Vendor has the option to assort a store outside of the Market Maker program as mutually agreed in the event that Vendor anticipates a low performance store based on experience in that market. These will be defined as non-Market Maker stores and not subject to the Market Maker store fee. Assortment fee for non-Market Maker stores to be mutually agreed upon by Vendor and Dealer.

                 CLEARWIRE MARKET MAKER STORES

REGION     DISTRICT    STORE NUMBER        STORE NAME       STATE    PROTOTYPE
   1           2            12         ST. CLOUD MN          MN      36K C2
   1           1            40         EAU CLAIRE Wl         Wl      45K C3-2
   1           1            43         DULUTH MN             MN      45K C3-2
  10          41           128         RENO NV               NV      45K C4.5
  10          40           141         MODESTO CA            CA      45K C4.5
   3           8           182         KILLEEN TX            TX      30K SM
   3           8           244         WACO TX               TX      30K C5
   3          65           280         MIDLAND/ODESSA TX     TX      45K C3-1
  12          20           350         JACKSONVILLE FL       FL      45K C5
  10          45           359         BELLINGHAM WA         WA      30K SM
  10          40           391         TRACY CA              CA      30K C5
  12          20           429         REGENCY MALL FL       FL      45K C4.5
  12          20           430         ORANGE PARK FL        FL      42K C4.5
  12          20           515         DAYTONA BEACH FL      FL      58K C3-1
   1           2           522         BAXTER MN             MN      30K C5
   2          57           526         BOISE ID              ID      45K C5
  10          40           528         STOCKTON CA           CA      45K C5
   8          33           529         VISALIA CA            CA      30K C5
  10          46           539         ANCHORAGE AK          AK      45K C5
  10          46           590         KENNEWICK WA          WA      30K SM
  10          46           600         SPRINGFIELD OR                45K C5
  10          45           798         BURLINGTON WA         WA      20K C5
  10          40           844         MERCED CA             CA      30K C5
  10          41           850         CARSON VALLEY NV      NV      30K C5
   3          65           940         ABILENE TX                    20K C5

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

                                    EXHIBIT B
                                   *** EXHIBIT

Capitalized terms not otherwise defined in this Exhibit B shall have the meaning ascribed to such terms in the SSA., This Exhibit B represents further commitment to promote the Services as set forth in the SSA.


1. TERM. Status of CLEARWIRE as a featured WIRELESS DATA service provider shall commence on *** ("Launch"), and continue as provided herein or until the SSA has expired or is Terminated.

2.      RESERVED.

3.      ***

3.1 Best Buy will develop and implement each of the following elements of the Market Maker Plan to promote the Services in Selected Dealer Stores.

3.1.1 ***. Clearwire shall participate in the *** free of additional cost, with the exception of vendor funded items booth/display, ***, shipping, additional hotel room beyond sponsorship agreements. In addition, Best Buy will provide incremental man hours of training and will promote the Services to its employees using tools such as: ***, Retail Associate Training, and ***, as those promotions are currently defined by Best Buy internal practices; and.

3.1.2 ***. 1) Best Buy will provide signage for the Services and Equipment. 2) Clearwire's Equipment and Services shall have placement on the *** or other similar display. 3) Best Buy will also provide the Services and Equipment with placement on interactive terminals (where available); and

3.1.3 ***. Best Buy will provide ***. This support will include advertising within the following major areas, or other advertising of equivalent value:

      i)    [***] on service availability and version options;

      ii)   [***]

      iii)  [***]

3.1.4 Promotions. [***] Clearwire will have input into such promotions, all fees, expenses and related administrative charges will be included in the Co-Op Fee, Store Fee and other marketing funds as described in Exhibit C to the SSA.

4. MARKETING AND USE OF *** FEE. Except as expressly stated otherwise in this Exhibit or the SSA, the Market Maker Fee and resources shall be expended by Best Buy in its sole discretion in accordance with this Market Maker Campaign.

5. MARKET MAKER EVALUATION.

Best Buy shall develop the *** and provide it to Clearwire for its review and comment. Clearwire will then have ten (10) business days to review the *** and provide its comments to Best Buy. Best Buy will consider Clearwire's comments in good faith and deliver a final *** to Clearwire for its review prior to Launch. After Launch, the Parties will meet throughout the duration of the *** to discuss and evaluate the success of the ***. At these meetings, Clearwire may propose reasonable revisions to the *** and Best Buy will not unreasonably reject such proposals.

Best Buy will provide Clearwire with *** reports in a form acceptable to the Clearwire detailing Best Buy's expenditures in fulfillment of Best Buy's obligations under the ***.

If the *** declines below the original store funding amount, Best Buy will have the discretion to modify the plan according to the revised budget. These changes will be reflected within a revision of the [***]. If the store funding ends after the initial *** month launch period, according to the Subscription Services Compensation Addendum, the Market Maker plan ends within a commercially reasonable time frame to decommission current store placement and assort Clearwire within the traditional assortment of broadband vendors.

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


                                    EXHIBIT C
                      SERVICE DEFINITIONS AND COMPENSATION

1. CURRENT SERVICES SOLD THROUGH DEALER SALES CHANNELS: Vendor Services that have been mutually agreed upon by the Parties to be Current Services include:
Wireless Broadband Internet Access service.


2. COMPENSATION. Vendor will compensate Dealer in accordance with the following procedures.

2.1 ACTIVATION COMMISSIONS

Vendor will pay Dealer a one-time commission equal to *** (the "Activation Commission") for each Member Activated by Dealer on a one (1) or two (2) year (as required by the applicable rate plan) Member contract for any Authorized Service rate plan made available by Vendor to its Members in the same market area, provided such Member continuously subscribes to the Services during *** consecutive day period beginning on the date of Activation (the "Chargeback Period"). Notwithstanding the foregoing, should a Member's service be suspended, but restored, the period of active service before and after the suspension will count toward satisfaction of the Chargeback Period, but the period of the suspension will not be included. In the event a Member's service is suspended and terminated prior to being restored, the number of days for purposes of computing the length of the Chargeback Period that was satisfied will not include the period of the suspension and the Member will be deemed to have terminated service on the date the suspension period began. Vendor will pay Dealer all Activation Commissions owing Dealer within thirty (30) calendar days from the end of the calendar month in which the Member Activations occur. Dealer acknowledges and agrees that from time to time, Vendor may have rate plans which Dealer is not authorized to offer hereunder. No Activation Commissions will be paid for demonstration activations or Dealer employees who activate special accommodation plans.

The Activation Commission will be subject to Vendor's right to recover or "Chargeback" the Activation Commission if the applicable Member fails to satisfy the Chargeback Period for reasons which include, but are not limited to: Service cancellation, the Member moves out of the area, lack of coverage, suspension or interruption for any reason (including nonpayment) during the Chargeback Period. Dealer further understand and agrees that at Vendor's sole discretion, charge-backs and debits may be offset against any Commissions, bonuses, or other amounts owed to Dealer by Vendor. If a Member continuously subscribes to Vendor's broadband wireless service for less than the full Chargeback Period, Vendor will chargeback 100% of the Activation Commission. In no event will Vendor charge-back Activation Commissions on more than *** of the total number of Members Activated by Dealer during the Term of this Addendum. All Chargebacks must be raised within *** days of Activation or such Chargebacks are waived.

2.2 RESIDUAL

Vendor will pay to Dealer a monthly recurring residual fee (the "Residual") equal to *** of the gross revenue received by Vendor for the monthly service fee for the Services (and excluding any modem rental charges of up to *** per month, and excluding any taxes, governmental surcharges, and other similar charges) from each Member during the first *** months of such Member's agreement to purchase Clearwire Authorized Services. Payment of the Residual will be made within thirty (30) calendar days from the end of the calendar month in which the Member Activations occur. Vendor's obligation to pay such Residuals survives the expiration or termination of this Agreement, unless termination results from Dealer's breach of this Agreement.

2.3 MARKETING FEES

Co-Op Fee: Vendor will pay to Dealer, within thirty (30) calendar days from the end of the calendar month in which the Member Activations occur, a one-time fee equal to *** per Activated

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

Member to a marketing co-op fund. Such fund shall be allocated and used in accordance with Vendor's Co-Op Program or as otherwise agreed by Vendor and Dealer in writing. This Co-Op Fee is not subject to chargeback by Vendor.

Store Fee: Vender will pay to Dealer a fee equal to *** for each Selected Dealer Store (" Store Fee") that activates and implements the "dealer Market Maker Campaign" identified on Exhibit B attached hereto, which includes premiere product/service positioning, advertising, and sales training related to selling Vendor service. The Store Fee will be payable within *** days of such Selected Dealer Store being activated and selling Services as provided herein.

      If the average annual gross Activations per store per week, as measured on *** for the immediately preceding ***, is below *** then all future annual store payments will change according to the following schedule:

 Ads/Store/week       New annual store fee
------------------    ---------------------
     ***                       ***

      Only the gross add data for stores open more than *** will be included in the average calculation. In addition, the average calculation will exclude any day in which Vendor's order entry and billing system is available to Activate Members for less than *** store hours. "Store hours", means the *** period during which a Selected Dealer Store is open for business to the general public. The gross add data will be included regardless of excluded days caused by system unavailability.

Infrastructure Fee: Vendor will pay to Dealer the total amount of *** to be used solely in connection with fulfillment of Dealer's obligations under this Addendum the Infrastructure Fee will be paid in three (3) equal payments. The first payment will be made within thirty (30) days of mutual execution of this Addendum; the second payment will be made on *** and the third payment will be made on *** Vendor's obligation to make either of the second or third payments will be conditioned on the continuing effectiveness of this Addendum.

2.4 ADDITIONAL COMPENSATION OPPORTUNITIES

The parties will use commercially reasonable efforts to identify and implement additional commission, bonus and related compensation opportunities for Dealer with the intent to reward top performing Selected Dealer Stores and make available additional marketing funds in connection with this Addendum. Special marketing programs and special compensation arrangements must be agreed to in writing and signed by authorized representatives of both parties.

      Preferred method of payment is via wire sent to the bank account below:

      Name on Bank Account = Best Buy Co., Inc.
      US Bank
      101 E. Fifth Street
      St. Paul, MN. 55101

      Best Buy Co., Inc.
      Acct#   ***
      ABA#  ***

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

                                    EXHIBIT D
                             VENDOR BRAND GUIDELINES
                                 (SEE ATTACHED)

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

                                  CLEARWIRE(R)
                               wireless broadband

                                    EXHIBIT D
                          SUBSCRIPTION SERVICE ADDENDUM
                             VENDOR BRAND GUIDELINES

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

ADVERTISING AND MARKETING REQUIREMENTS

For all advertising and marketing Dealer will comply with Clearwire's requirements and the terms, conditions and Standards set forth in this Exhibit. Notwithstanding anything to the contrary herein, Dealer will be responsible for ensuring that its advertising and marketing complies with all applicable laws, rules and regulations.

- All claims in any advertising or marketing regarding Clearwire's products and/or Services must be truthful, in good taste and consistent with Clearwire's brand, as determined by Clearwire. Any false or misleading advertising or advertising that is not in good taste or is inconsistent with the Clearwire brand, as determined by Clearwire, may be reported to Clearwire's legal department for possible action.

- Advertising that contains any claims (express or implied) must have supporting documentation that substantiates such claims, THESE INCLUDE CLAIMS SUCH AS CLAIMS ABOUT THE PRODUCT, CLEARWIRE, OR THE RETAILER.

- Advertised rate plans must be Clearwire's approved, current retail pricing. Special rate plans, other rate plans and/or promotional pricing plans are NOT to be quoted or referenced in any advertisement under any circumstances unless the advertising is placed in a business specific circular and is approved by Clearwire in writing and in advance. Each price listed must include disclaimers or explanations that clearly and conspicuously state what the price represents, such as invoice price, rebate, final price, etc.

- All advertising must clearly and conspicuously state that "certain other restrictions apply."

CLEARWIRE DOES NOT PROVIDE LEGAL ADVICE ABOUT ADVERTISING REQUIREMENTS. REPRESENTATIVE SHOULD CONSULT ITS OWN LEGAL COUNSEL REGARDING COMPLIANCE WITH THESE GUIDELINES AND APPLICABLE LAW.

IF ANY FINES OR PENALTIES ARE IMPOSED ON CLEARWIRE DUE TO REPRESENTATIVE'S FAILURE TO ABIDE BY APPLICABLE LAW, REPRESENTATIVE SHALL IMMEDIATELY PAY TO CLEARWIRE THE AMOUNT OF THE FINE(S) OR PENALTIES AND ALL REASONABLE ATTORNEYS' FEES AND COSTS INCURRED BY CLEARWIRE IN CONNECTION WITH SUCH FINE(S) OR PENALTIES. IF REPRESENTATIVE FAILS TO REIMBURSE CLEARWIRE THE AMOUNT OF SUCH FINE(S) OR PENALTIES AND ALL REASONABLE ATTORNEYS' FEES AND COSTS INCURRED BY CLEARWIRE IN CONNECTION WITH SUCH FINE(S) OR PENALTIES, CLEARWIRE SHALL HAVE THE RIGHT TO DEDUCT SUCH AMOUNT FROM ANY OTHER PAYMENT DUE REPRESENTATIVE UNDER THE AUTHORIZED REPRESENTATIVE AGREEMENT, THESE GUIDELINES OR OTHERWISE.

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

CLEARWIRE NATIONAL BRAND STANDARDS

All advertising and marketing incorporating the Clearwire brand name and/or Clearwire Marks (as defined in Subscription Service Agreement), or other representative indicator must be submitted to Clearwire for written approval prior to being produced, published or aired, regardless of whether such advertising or marketing is eligible for any other Clearwire-sponsored program. This includes, for example, business cards, stationery, and location signs. All use of Marks must comply with these Standards, including the requirements as described under Logo Standards below. Representative must use camera-ready artwork, as provided by Clearwire.

USE OF THE CLEARWIRE MARKS

The following guidelines explain how Dealer will use the Clearwire Marks in their marketing and promotional materials. All usage of the Clearwire signature (logo, logo-type, broadband wireless services) must be authorized by Clearwire prior to any use at all times and must comply with all of the Clearwire graphic standards and give Clearwire control over all uses of its name and Marks. Clearwire names and Marks must be used by Representative only in conjunction with the sale of authorized Clearwire Services. Clearwire at all times reserves the unilateral right to modify or alter the Marks or establish and enforce such quality standards and additional terms and conditions concerning the use of the Marks as it deems necessary.


The CAR Logo is a graphical element and can be used in either a horizontal or a vertical format.

See examples below.

Typeface for "Authorized Representative" is Gotham.

CLEAR SPACE REQUIREMENTS

Dealer will make commercially reasonable efforts to incorporate the minimum clear space (i.e., the clear area around the logo) is equal to the height of the letter "1" in the Clearwire Logo.

SIZE REQUIREMENTS

a. Vertical Logo  ***
b. Horizontal Logo  ***

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

APPROVED COLOR PALETTE FOR AUTHORIZED REPRESENTATIVE LOGO

The color palette is consistent with the Clearwire color palette.

The CAR Logo can be printed in color or reversed out of a colored background (only the specific color palette blocks). The preferred standard is placement of the logo on a white background, using the standard logo color palette.

CLEARWIRE GREEN

***(printed on coated stock)
***(printed on uncoated stock)

CLEARWIRE BLUE

*** (printed on coated stock)
*** (printed on uncoated stock)

CLEARWIRE GRAY

(This color should only be used when silver is not available.)

*** (printed on coated stock)
*** (printed on uncoated stock)

PRIMARY (AND PREFERRED) COLOR USAGE:

Clearwire green, Clearwire blue and Clearwire gray

Use this application when the logo appears against white.

SECONDARY COLOR USAGE:

Black (screens of)

Use this application if you are printing in black and white (no color).

COLORED BACKGROUND USAGE:

There are four colored background options on which to use the Logo. The Logo color compliments the specific color background and is reversed out of the background.

The Clearwire Logo should ONLY appear in the approved Logo colors.

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

EXAMPLES OF CLEARWIRE AUTHORIZED REPRESENTATIVE LOGO AND PROPER USAGE:

CLEARWIRE AUTHORIZED
REPRESENTATIVE LOGO.

                                [CLEARWIRE LOGO]
                                   Full Color

                                [CLEARWIRE LOGO]
                                 Black & White

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

CLEARWIRE AUTHORIZED
REPRESENTATIVE LOGO.

Minimum size for printing

                                [CLEARWIRE LOGO]

                               Vertical Signature

                                [CLEARWIRE LOGO]

                              Horizontal Signature

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

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                                       6

CLEARWIRE AUTHORIZED
REPRESENTATIVE LOGO
MINIMUM AREA. CLEARSPACE.

The minimum clear area around the logo is equal to the height of the letter "I" in the Clearwire logo.

                                [CLEARWIRE LOGO]
                               Vertical Signature

                                [CLEARWIRE LOGO]
                              Horizontal Signature

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

CLEARWIRE LOGO AND TAGLINE.

                                [CLEARWIRE LOGO]
                                     Color

                                [CLEARWIRE LOGO]
                                 Black & White

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

CLEARWIRE COLOR PALETTE.

                    Coated      Uncoated       CMYK        RGB
                    ------      --------      -----       -----
clearwire green     ***         ***           ***         ***
clearwire blue      ***         ***           ***         ***
clearwire gray      ***         ***           ***         ***

Coated and Uncoated refers to the printing paper surface. CMYK is typically used when creating color with 4-color process ink. RGB refers to color builds for monitor-viewing only.

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

CLEARWIRE
WIRELESS BROADBAND

WEB-SAFE IDENTITY COLORS

PMS              WEB
***              ***

PMS              WEB
***              ***

PMS              WEB
***              ***

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

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CLEARWIRE AUTHORIZED
REPRESENTATIVE LOGO.

Logo reversed out of a color

                                [CLEARWIRE LOGO]

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

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CLEARWIRE BRAND STANDARDS

A. CLEARWIRE BRAND LOGO

The Clearwire Brand logo ("Logo") is a graphical element and must be used with the tagline. The Logo may be produced in full color or in black and white. The name "clearwire" is always written as one word and lower case, non-italicized, and accompanied by its copyright registration symbol ((R)). See samples in Logo Standards section.

B. LOGO TAGLINE USAGE

The Clearwire Brand logo and tagline are considered a single graphical element The following tagline should always be used with the Logo.

WIRELESS BROADBAND

Typefaces: Gotham Clearwire Medium and Gotham Clearwire Bold

SIZE REQUIREMENTS

a. Vertical Logo   ***
b. Horizontal Logo ***

CLEAR SPACE REQUIREMENTS

Dealer will make commercially reasonable efforts to incorporate the minimum clear space (i.e., the clear area around the logo) is equal to the height of the letter "I" in the Clearwire Logo.

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

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CLEARWIRE LOGO AND TAGLINE.

                                [CLEARWIRE LOGO]
                                     Color

                                [CLEARWIRE LOGO]
                                 Black & White

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Clearwire and its affiliates, and Clearwire's Authorized Representatives, except with Clearwire's written approval.

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                                   EXHIBIT E
                          DEALER MARKETING GUIDELINES

               See Dealer Extranet Site www.extendingthereach.com

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                                   EXHIBIT F
                      VENDOR SET-UP AND REPORTING PROCESSES

VENDOR SET-UP AND PROCESSING:

Dealer has instituted certain interface requirements between itself and its vendor partners to more effectively manage the process of doing business together.

NEW VENDOR SET-UP GUIDE: Vendor and Dealer have developed mutually agreed processes and requirements for the sign-up and fulfillment of new customers, as more fully described in attached Schedule 1 and as may be updated and modified by written agreement of the Parties from time to time.

BACK-END/FRONT-END SYSTEMS: Vendor will, within *** days of the effective date of this Addendum, integrate its automated order entry and fulfillment software and other systems related to the Activation of the Services ("Vendor OSS System") into Dealer's existing back-end and front-end systems as necessary to the efficient performance of the Parties under this Addendum. This will include but not be limited to providing electronic files to transfer details about Dealer's customers in accordance with the Dealer's system specifications. Member activation, installation, and cancellation files will be sent on a daily basis and payment files in conjunction with issuance of monthly payment.

REPORTING:

1) RECORDS. Vendor shall on a [***] provide to Dealer and its designee an electronic accounting and reconciliation of all Activations and other reports or information regarding the Services as may be reasonably requested by Dealer.

2) REPORTS TO BE JOINTLY DEVELOPED. The Parties shall work together to program and exchange the following information:

     a) Intent to Activate -- This will contain all of the Member Activations from all Selected Dealer Stores for a particular date. This file will be sent nightly.

     b) Activations -- This file lists all Members that have Activated a Service with Vendor in a given day. This file is sent from Vendor once a day.

     c) Cancellations -- This file contains a list of all Members who terminated Service by calling or otherwise contacting the Vendor. This will be sent nightly from Vendor to Dealer.

     d) If requested by Vendor, Dealer has the ability to capture signatures and send that data as part of the sales record collected at the front lanes.

3) Vendor will provide a status for all Activations to Dealer (via ESC File transfer) within *** of the order being installed or cancelled.

4)   Orders status responses shall follow the below example:

% "Statuses" after 30 days    % "Statused" after 60 days    % "Statused" after 90 days
--------------------------    --------------------------    --------------------------
            60%                           85%                           100%

PAYMENT FILE

The payment file is what Dealer uses to reconcile the scheduled accounts. This payment file should match the physical payment amount sent to Dealer from Vendor. The file will contain the detailed account information (including the unique identifier) so matching can take place in the ESC system.

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Monthly payment files are acceptable and details of when during the month the payment file is sent are determined between Dealer and Vendor.

CHARGEBACK FILE

The chargeback file is only used if Vendor has paid Dealer for a Member where a chargeback is due under the terms of the Agreement. The chargeback file is used to recover payment from Dealer to Vendor for those Members.

This file is seldom used, however where it is applicable, a monthly file transfer is acceptable.

The specific details of these files are presented in the New Vendor Setup Guide and Dealer's IT and Accounting staff will work with Vendor's IT and Accounting staff for specific formats and content. In all files, Member account level content is required. This level of content helps Dealer and Vendor accurately track the proper receivables scheduled for each Member.

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                                   SCHEDULE 1
                                       TO
                                    EXHIBIT F

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                                    EXHIBIT G
                        SERVICE LEVEL AGREEMENTS (SLA's)

1. ACCURACY OF QUALIFICATION DATA -Vendor's loop qualification tool will be as accurate for Dealer as it is for any Dealer Competitor. Vendor will make commercially reasonable efforts to minimize the number of false positives and negatives reported via the loop qualification tool.

2. VENDOR SYSTEM UPTIME -Vendor will make commercially reasonable efforts to ensure the OSS System will be online and available to the Selected Dealer Stores at a level equal to that of any Dealer Competitor.

3. VENDOR, OR THIRD PARTY INSTALLATION VENDOR, WILL SETUP AND ENABLE DELIVERY OF THE SERVICES to Members on the same or similar time intervals as that provided to similarly situated customers from any Dealer Competitor.

SLAs

1.    DEALER SERVICE LEVEL REQUIREMENTS

      a. OSS System production environment available *** of retail hours (7 am - 12 am for each time zone of represented Selected Dealer Stores), 7 days/week 52 weeks/year

      b. OSS System response times of *** or less for *** of the OSS System requests.

2.    VENDOR SYSTEM MAINTENANCE

      a. Vendor will provide specific maintenance windows that align with retail hours of Selected Dealer Stores (M-F 12 am - 5 am CST/CDT)

      b. Vendor will provide 60 days advance notice for non critical maintenance or OSS System changes that Vendor could reasonably anticipate to result in OSS System downtime. This includes changes that would affect Dealer partner such as G2B or GetConnected ("Dealer's Partners").

      c. Vendor will not release any updates or changes to its OSS System production environment as it affects Best Buy web service and Dealer Partners during the Dealer Holiday Retail Freeze (11/1-1/18)

3.    VENDOR PRODUCTION PROBLEMS

      a. Vendor will promptly notify Dealer with any reportable OSS System downtime information including ETS for resolution.

      b. Vendor will resolve all critical OSS System production problems within *** of Vendor's discovery of such problem during retail business hours or within *** during non-retail hours.

      c. Vendor will provide a single point of contact and an escalation path for all OSS System production issues.

4.    TESTING AND QUALITY ASSURANCE

      a. Vendor agrees to provide a workable, consistently available, production simulated environment in which Dealer or Dealer's Partners can test against. This QA environment should be available *** of the time during Vendor's normal business hours.

      b. Vendor will provide Dealer with a full set of valid test data (e.g. address, phone numbers, credit card numbers) that can be used in the simulated environment to perform system and quality assurance testing prior to OSS System production launches. Sufficient data is necessary to support all potential production scenarios.

5.    CONTENT MANAGEMENT

      a. Vendor will provide updates to existing marketing plans or promotions to Dealer 30 day's prior written notice to being implemented.

      b. Vendor will provide all plan and promotional data presented to Members through a Dealer Partner service Vendor website or sales tool.

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